UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): November 14, 2024
_____________________
loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6561 Irvine Center Drive
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2024 loanDepot.com, LLC (the “Company”), a Delaware limited liability company and an indirect, subsidiary of loanDepot, Inc., as seller, entered into (i) a Master Repurchase Agreement (the “Funding 2 Master Repurchase Agreement”) with Atlas Securitized Products, L.P., as administrative agent and as a buyer, and Atlas Securitized Products Funding 2, L.P., as a buyer and the other buyers joined thereto from time to time (collectively, the “Funding 2 Buyers”), and (ii) a Master Repurchase Agreement (the “WHCO Master Repurchase Agreement” and together with the Funding 2 Master Repurchase Agreement, the “Master Repurchase Agreements”) with the Atlas Securitized Products, L.P., as administrative agent and a buyer and AGF WHCO 1-A3 LP, as a buyer, and the other buyers joined thereto from time to time (collectively, with the Funding 2 Buyers, the “Buyers”). Pursuant to the Master Repurchase Agreements, the Company may sell to the applicable Buyers, and later repurchase, residential mortgage loans. The Master Repurchase Agreements and certain ancillary agreements provide for an aggregate uncommitted financing of $450.00 million, with the Funding 2 Master Repurchase Agreement providing for an additional committed amount of $250 million. The expiration date of each Master Repurchase Agreement is November 13, 2025, unless extended or earlier terminated in accordance with the terms thereof.

The Master Repurchase Agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. Additionally, the Master Repurchase Agreements provide that the Company is required to cure any margin deficit at the request of the applicable administrative agent. Should any event of default occur, the financing of mortgage loans under both Master Repurchase Agreements may be terminated and the repurchase of any residential mortgage loan sold under the Master Repurchase Agreements could be accelerated to be immediately due and payable at the repurchase price.

The foregoing descriptions of the Master Repurchase Agreements are not complete and are qualified in their entirety by reference to the full text of the Funding 2 Master Repurchase Agreement and the WHCO Master Repurchase Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All information set forth in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Master Repurchase Agreement, dated November 14, 2024, among loanDepot.com, LLC, Atlas Securitized Products, L.P., Atlas Securitized Products Funding 2, L.P., and other buyers party thereto.
10.2#	Master Repurchase Agreement, dated November 14, 2024, among loanDepot.com, LLC, Atlas Securitized Products, L.P., AGF WHCO 1-A3 LP, and other buyers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ David Hayes
Name: David Hayes
Title: Chief Financial Officer

Date: November 19, 2024